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                                                                   EXHIBIT 10.23

                      REINSURANCE AND INDEMNITY AGREEMENT

            This Reinsurance and Indemnity Agreement ("Agreement") is entered into as of the "Effective Date" described below. Its parties are:

            UNIVERSAL FIRE & CASUALTY INSURANCE COMPANY
            ("Company")

            and

            NORTH POINTE INSURANCE COMPANY
            ("Reinsurer")

                                   BACKGROUND

            Company and Reinsurer are both property and casualty insurance companies licensed in various states, and have been under common control for several years. Only the Company is licensed in Missouri. Company's shareholders have entered into an agreement to sell the Company. If Reinsurer is not licensed in Missouri at the time that the Company is sold, the parties will want to enter into an agreement in which Company cedes and Reinsurer assumes 100% of the insurance coverages written under the "Subject Business" (as defined below), all such risks being located in Missouri, as further described below. When Reinsurer is licensed in Missouri, all future insurance coverages written under the Subject Business will be written directly by Reinsurer.

            This Agreement is to be considered an Indemnity Reinsurance Agreement under IC 27-6-1.1-2.

            NOW, THEREFORE, in consideration of this Agreement's terms, the parties agree:

                                     TERMS

1.    LIABILITY OF REINSURER

1.1 Company will cede, and Reinsurer will assume 100% of the Assumed Liability arising under or as a result of all insurance policies written by the Company on risks located in the State of Missouri ("Subject Business"). The Subject Business includes homeowners, dwelling fire, vacancy and commercial insurance policies. All such insurance policies issued under the Subject Business are called the "Policies." Reinsurer's liability with respect to each cession under this Agreement will commence obligatorily and simultaneously with that of the Company, subject to this Agreement's terms. Because Reinsurer does not qualify for full credit with the Company's regulators, Reinsurer will assure that Company is given this full credit by funding its obligations under this Agreement by a trust or escrow arrangement with a bank of Reinsurer's choosing, which must be acceptable to Company's regulators.

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1.2   Reinsurer will assume responsibility for all of the Assumed Liability
      (including Loss, Allocated Loss Adjustment Expenses, and Extra Contractual Obligations) for the Subject Business.

2.    COMMENCEMENT

This Agreement shall take effect as of the Effective Date, and shall cover all Policies in-force on or entered into after the Effective Date and during this Agreement's term.

3.    DEFINITIONS

3.1 "EFFECTIVE DATE" means 12:01 a.m. of the date on which North Pointe Holdings Corporation and Reinsurer (which are Company's shareholders) sell 100% of the outstanding shares in Company to Universal Holding Corporation.

3.2 "GROSS WRITTEN PREMIUM" means the gross premiums for the Subject Business written by Company less cancellations and return premiums.

3.3 "LOSS" means any loss on a Policy of Subject Business, and will follow the coverage provided by that Policy.

3.4 "ASSUMED LIABILITY" means all Loss and Allocated Loss Adjustment Expenses payments made by or on behalf of Company with respect to the Subject Business in settlement of claims or losses, payment of benefits, or in satisfaction of judgments or awards (including interest where added to the judgment), and including any "Extra Contractual Obligations." Nothing in this definition will be construed to mean that the Assumed Liability is not recoverable by Company until salvage, subrogation and other potential recoveries are ascertained.

3.5 "POLICY" means all insurance policies and other contracts of insurance entered into between an insured and Company covering the insurance obligations of the Subject Business.

3.6 "ALLOCATED LOSS ADJUSTMENT EXPENSES" means the expenses directly allocated to a particular claim including, but not limited to all governmental administrative agency, alternative dispute resolution, arbitration, court costs, fees, and expenses; fees, costs and expenses for legal services, whether by outside or our staff counsel; photographic costs, materials, and labor; experts' fees or costs; cost of copies of documents or records; cost of depositions and court reporters or recorded statements and similar fees; medical cost containment expenses; all costs and expenses incurred in connection with a declaratory judgment action; cost of autopsies; cost of medical examinations of a claimant to determine insured's liability, or the degree of permanency or length of disability; and all other compensation, fees, costs and expenses chargeable to the investigation or defense of a claim or the investigation or

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      prosecution of fraud or criminal conduct involving a claim. This definition does not include any compensation for independent or staff claim adjusters involved in the normal handling of a claim to determine the cause or extent of responsibility for the injury or disease, or any expenses required by law to be treated as a loss payment.

3.7 "PREJUDGMENT INTEREST OR DELAYED DAMAGES" means interest, forfeitures, deposits, fines, fees, costs or damages added to an order, sanction, settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award, or judgment whether or not made part of the order, sanction, settlement, verdict, award, or judgment.

4.    TERM AND TERMINATION

4.1 This Agreement's initial term expires at 12:01 on the anniversary of the Effective Date. Either party has the right to terminate this Agreement after this initial term upon six months advance written notice.

4.2 Reinsurer's obligation to assume and pay 100% of the Assumed Liability of all Subject Business will continue if this Agreement terminates. Notwithstanding the termination of this Agreement, its provisions shall continue to apply to all cessions in force at the termination so that each party's obligations under this Agreement will be fully performed. However, upon termination, Reinsurer shall have no obligation to indemnify Company with respect to Policies not yet entered into by Company.

5.    TERRITORY

This Agreement's territorial limits will be Company's Subject Business as written in Missouri.

6.    ORIGINAL CONDITIONS

All Subject Business ceded under this Agreement will be subject to the same rates, terms, clauses, conditions, waivers, alterations, modifications, and interpretations, and cancellations as the respective Policies. Reinsurer shall follow the fortunes of the Company with respect to Subject Business.

7.    EXTRA CONTRACTUAL OBLIGATIONS

7.1 "Extra Contractual Obligations" are those liabilities, interest costs, expenses and damages, including compensatory, punitive, exemplary or consequential damages or sanctions, including all associated litigation expenses, not covered under any other provision of this Agreement or which arise from or relate to any type of act by Reinsurer (who, as provided below, has exclusive responsibility for all claims related to the Subject Business), or any failures to act of any type by Reinsurer or Reinsurer's handling of any claim or loss under a Policy brought or asserted by an insured, an

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      assignee of an insured or a third party. By way of example, but not in limitation, Extra Contractual Obligations include interest, costs, expenses, liabilities and/or damages from Reinsurer's failure to settle for any reason within the limits of a Policy, alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in preparing for trial in an action against an insured under a Policy or in the preparation or prosecution of an appeal in such an action. Liabilities will include losses incurred by Company on Subject Business arising from any financial or credit risk, as defined below, and liabilities arising from the handling of any claim or loss on the Subject Business covered by this Agreement. The term "financial or credit risk" shall mean any cost, expense or Loss (or Allocated Loss Adjustment Expenses) incurred by Company (or advanced by Company to protect Company's own interests, as determined in Company's sole discretion) on Subject Business arising as a result of:

      (a) Loss, damages or associated litigation expenses which should have been recoverable under a self-insured retention or a deductible, within the limit of any Policy.

      (b) Loss, damages or associated litigation expenses for which Company is entitled to contribution or indemnity pursuant to the retentions, if any, scheduled or provided for in any Policy.

      The date on which Company incurs an Extra Contractual Obligation will be deemed, in all circumstances, to be the date of the original loss.

7.2 "Extra Contractual Obligations" does not include liabilities incurred solely due to the willful misconduct or the fraud of Company's directors, officers or employees serving on or after the Effective Date acting individually or collectively or in collusion with any individual or other person involved in the presentation, defense or settlement of any claim or loss covered under this Agreement.

8.    EXCESS OF ORIGINAL POLICY LIMITS

This Agreement is intended to and will protect Company, within its limits, in connection with loss in excess of the limit of its original Policy, such loss in excess of the limit having been incurred because of failure by Company, or if due in any part by Reinsurer, to settle within the Policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors, officer or employee of the Company serving on or after the Effective Date acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

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For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

9.    COMPANY'S COVENANTS

9.1 Any thing related to the Subject Business or Policy (including payments, correspondence and legal papers) that Company receives from any third party will be delivered to Reinsurer within three (3) business days of receipt. Notwithstanding anything else in this Agreement to the contrary, Reinsurer's obligations under Sections 7 and 8 above will not apply to any negligence, fraud or bad faith claim relating to some thing not delivered to Reinsurer by Company in breach of this section.

9.2 Company will not contact any policyholder under any Policy or any producer of the Subject Business. All contact with such parties will be handled through Reinsurer.

10.   PREMIUM

Reinsurer will collect 100% of the Gross Written Premium on Company's behalf. Reinsurer will pay to Company a ceding commission of 1.5%, subject to any of Reinsurer's other reimbursement obligations under this Agreement. Company or Reinsurer may offset any balance whether on an account premium, commission, claims or losses, adjustments, expenses, salvage or any other amounts that are due from party to the other, however, such offsets are permitted only with respect to obligations arising under this Agreement.

11.   REPORTS AND REMITTANCES

11.1 By the fifteenth of each month, Reinsurer will prepare an accounting for the previous month, a copy of which it will then deliver to Company, stating all Gross Written Premium during the billing period (and those adjustments provided for in this Agreement) and the resulting Ceding Commission.

11.2 Company will remit to Reinsurer any money it receives from any third party on the Subject Business within five (5) business days of receipt.

11.3 Reinsurer will pay any balance due Company together with its monthly report. All settlements between Company and Reinsurer shall be made in cash or cash equivalents. In addition to the reports required above, Company and Reinsurer will furnish each other such other information as may be reasonably required by the other party for such party's quarterly and annual statements and internal records.


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12.   MANAGEMENT OF CLAIMS AND LOSSES

Reinsurer has exclusive responsibility for all claims and losses related to the Subject Business and the Policies. Reinsure will investigate and settle or defend all such claims and losses at its sole expense. When requested by Company, Reinsurer will permit Company to review any of these claim files. Company has no right to participate in or be associated with Reinsurer in the handling of these claims. All payments of claims or losses, including ex gratia payments, made in accordance with sound and generally accepted industry practice shall be made by Reinsurer and shall be unconditionally binding on Company.

13.   CURRENCY

All dollar amounts in this Agreement are expressed in terms of United States dollars.

14.   SALVAGE AND SUBROGATION

Company assigns all of its salvage and subrogation rights related to the Subject Business to Reinsurer. Reinsurer may enforce these rights of salvage and subrogation in its sole discretion.

15.   INSPECTION OF RECORDS

Company and Reinsurer will allow the other party to inspect, audit and copy, at any reasonable time and after reasonable notice, the records of the other party pertaining to the Subject Business insured under this Agreement.

16.   ARBITRATION

Any dispute or difference relating to this Agreement that the parties cannot resolve will be resolved by binding arbitration as described below.

16.1 Choosing an Arbitration Panel. Company and Reinsurer will each choose an arbitrator and those two arbitrators will choose a third arbitrator. The two party-appointed arbitrators will be active or retired disinterested executive officers of insurance or reinsurance companies. The third arbitrator will be an attorney who is also an active or retired officer of a reinsurance company or insurance company. If a party fails to choose an arbitrator within thirty (30) days following a written request by the other party to do so, the requesting party may choose two arbitrators who shall in turn choose the third arbitrator. If an arbitrator dies or its disabled, a replacement will be named by the same process in which the arbitrator to be replaced was selected.

16.2 Presentation. Each party shall present its case by written brief to the arbitrators within thirty (30) days following the date of appointment of the third arbitrator. Disputes will be decided after the submission of legal memoranda unless at least two members of the panel agree that there are material issues of fact in dispute requiring

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      an evidentiary hearing. If a hearing is held, evidence may be introduced without following the strict rules of evidence but cross-examination and rebuttal shall be allowed.

16.3 Decision of the Arbitrators. The arbitrators will make their decision with regard to the custom and usage of the insurance/reinsurance business at the time of contract (or amendment if the dispute involves an amendment). The arbitrators shall issue their decision in writing within forty-five
      (45) days following the initial, responsive and reply memoranda, or, in the event an evidentiary hearing is held, termination of the hearing unless the parties both consent to an extension. The decision of the majority of the Arbitrators will be final and binding on all parties. Judgment upon the final decision of the Arbitrators may be entered in any court of competent jurisdiction.

16.4 Expenses of Arbitration. Each party will bear the expense of its own arbitrator, and will jointly and equally bear with the other the expense of the Umpire and of the arbitration. If one party chooses two of the arbitrators, as above provided, the expense of all of the arbitrators and the arbitration will be equally divided between the two parties.

16.5 Place of Arbitration. Any arbitration proceedings shall take place in Detroit, Michigan or such other location on which the parties agree.

16.6 Confidentiality. Reinsurer and Company agree that the existence, conduct and content of any arbitration will be kept confidential and no party will disclose to any person any information about such arbitration, except as may be required by law or for financial reporting purposes in each party's financial statements.

16.7 Survival of Article. This Article shall survive termination of this Agreement.

16.8 Other Actions. Submission of a matter to arbitration shall be a condition precedent to any right to institute a proceeding at law or in equity concerning such matter, except for injunctive or other provisional relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement.

This Section will survive this Agreement's termination.

17.   INSOLVENCY OF COMPANY

The Company's insolvency will not effect the Reinsurer's obligations under this Agreement. In such a case, payment under this Agreement would be made to Company or its liquidator, receiver or statutory successor.

If the Company enters insolvency proceedings, the Company's liquidator, receiver or statutory successor will give written notice to Reinsurer of the pendency of a claim against Company on any Policy within a reasonable time after the claim is filed in the insolvency

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proceeding. While any such claim is pending, Reinsurer may investigate the claim and interpose, at its own expense, in the proceeding where the claim is to be adjudicated, any defense or defenses that it may deem available to Company or its liquidator or receiver or statutory successor. The expense thus incurred by Reinsurer will be chargeable, subject to court approval, against Company as part of the expense of liquidation or otherwise as an administrative cost of the insolvency proceedings to the extent of a proportionate share of the benefits which may accrue to Company solely as a result of the defense so undertaken by Reinsurer.

Should Company go into liquidation or should a receiver be appointed, Reinsurer shall be entitled to deduct from any sums which may be or may become due to Company under this Reinsurance Agreement, any sums which are due to Reinsurer by Company under this Agreement and which are payable at a fixed or stated date, as well as any other sums due to Reinsurer which are permitted to be offset under applicable law.

18.   PREMIUM TAXES

Company will file and pay all premium taxes on the Subject Business, and deliver a copy of the tax filing to Reinsurer. Reinsurer will reimburse Company in arrears for any premium tax paid within ten (10) business days of Reinsurer's receipt of the tax filing.

19.   INDEMNITY

In addition to any other provision in this Agreement, as of the Effective Date, Reinsurer will indemnify Company for any costs, damage, liability, expense and/or loss of any type or kind arising out of, with regard to or relating in any manner to any Missouri claim, risk or Policy and/or under or related to the Subject Business.

20.   MISCELLANEOUS

20.1  Michigan law governs this Agreement.

20.2 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

20.3 This Agreement will be automatically modified to conform to any law or governmental regulation having application to or jurisdiction over its parties or subject matter, without prior notice.

20.4 This Agreement has been negotiated by the parties and the fact that the initial and final draft shall have been prepared by one party or the other will not give rise to any presumption for or against any party to this Agreement or be used in any form in the construction or interpretation of this Agreement or any of its provisions.

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20.5  The parties intend this Agreement to both bind and benefit them and their respective successors. Neither this Agreement nor any rights or obligations under this Agreement may be assigned or delegated by either party without the prior written consent of the other.

20.6 There is no privity between Company's insureds and Reinsurer. Reinsurer's liability is only to indemnify Company. This Agreement is not for the benefit of any insured under any Policy.

20.7 No error or inadvertent omission on the part of one party shall relieve the other party of liability pursuant to this Agreement, provided that any such errors and/or omissions are rectified as soon after discovery as feasible.

20.8 By executing this Agreement, each party reaffirms to the other than it is undertaking the Agreement in utmost good faith.

                                      NORTH POINTE INSURANCE COMPANY

                                      By: /s/ John H. Berry
                                          --------------------------------------
                                          John H. Berry, Chief Financial Officer

                                      UNIVERSAL FIRE & CASUALTY INSURANCE CO.

                                      By: /s/ B. Matthew Petcoff
                                          --------------------------------------
                                          B. Matthew Petcoff, President

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